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                              ADDENDUM TO AGREEMENT

      THIS ADDENDUM TO AGREEMENT ("Addendum") is made as of February 20, 1998 between NEW MEDIA TELECOMMUNICATIONS, INC., a Delaware corporation ("NMTI"), and LONG DISTANCE DIRECT, INC., a New York corporation ("LDDI"), who agree as follows:

      1. FACT RECITALS.

            This Addendum is made with reference to the following facts:

            a. Telecommunications Services Agreement.

                  Concurrently with execution of this Addendum, NMTI and LDDI have entered into that certain written Telecommunications Services Agreement of even date herewith, the provisions of which whether attached hereto or not are nonetheless incorporated herein by this reference (the "Agreement").

            b. Purpose of Addendum.

                  The purpose of this Addendum is to add to, expand upon and modify certain provisions of the Agreement. Whenever and wherever possible, the Agreement and this Addendum are to be read to compliment each other; provided, however, to the extent of a direct conflict, the provisions of this Addendum shall control. As used herein, the word "Agreement" shall include the Agreement as modified by this Addendum except as the context otherwise requires. Words and phrases as used in this Addendum shall have the same meaning as set forth in the Agreement except as otherwise expressly defined herein.

      2. TERMINATION.

            Notwithstanding the provisions of Section 7.10 of the Agreement, in the event that NMTI should terminate the Agreement due to LDDI's nonpayment in accordance with Section 7.5 of the Agreement and subject to the [ILLEGIBLE] provisions of Section 7.7 of this Agreement, NMTI shall be entitled to move the End Users to an alternate provider of NMTI's choice with no further compensation being due to LDDI, LDDI agrees to fully cooperate therewith, and the same shall not affect other rights and remedies available to NMTI due to LDDI's failure to make payment.

      3. ENTIRE AGREEMENT.

            This Addendum and the Agreement contain the entire understanding between the parties and supersedes any prior or contemporaneous written or oral agreements between the parties. There are no representations, warranties, agreements, arrangements, or understandings, oral or written, between the parties relating to the subject matter of this Addendum and Agreement.
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      4. COUNTERPARTS.

            This Addendum may be signed in one (1) or more counterparts, each of which shall constitute an original but all of which together shall be one (1) and the same document.

LDDI:                                      NMTI:


      LONG DISTANCE DIRECT,                       NEW MEDIA TELECOM-
      INC.,                                       MUNICATIONS, INC.
      a New York corporation                      a California corporation


      By: /s/ [ILLEGIBLE]                         By: /s/ [ILLEGIBLE]
          ----------------------------                --------------------------
          Its Vice President                          Jonathan Weisz, President


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